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EXHIBIT 1.1

MITTAL STEEL COMPANY N.V.

Debt Securities
Class A Common Shares
Warrants
Units

[Date]

FORM OF
UNDERWRITING AGREEMENT

        1.     Introductory. Mittal Steel Company N.V., a limited liability company organized under the laws of The Netherlands ("Company"), proposes to issue and sell from time to time certain of the Company's debt securities ("Debt Securities"), class A common shares, par value €0.01 per share ("Common Shares"), warrants ("Warrants") and units ("Units") registered under the registration statement referred to in Section 2 ("Registered Securities"). The Registered Securities constituting subordinated Debt Securities will be issued under a subordinated debt indenture, dated as of                         , 2005 ("Subordinated Debt Indenture"), between the Company and the trustee to be named therein, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. The Registered Securities constituting senior Debt Securities will be issued under a senior debt indenture, dated as of                         , 2005 ("Senior Debt Indenture"), between the Company and the trustee to be named therein, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

        The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

        2.     Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

        (a)   A registration statement on Form F-3 (No. 333-128742), including a prospectus, relating to the Registered Securities has been filed with the U.S. Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the execution time of any Terms Agreement referred to in Section 3, and including all documents incorporated by reference therein, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities (if they are Debt Securities) and the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the U.S. Securities Act of 1933, as amended ("Act"), including all documents incorporated by reference therein, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

        (b)   (i) At the effective time of the Registration Statement (the "Effective Time") relating to the Registered Securities, such Registration Statement, including the documents incorporated by reference therein, conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) on the date of each Terms Agreement referred to in Section 3, (A) the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, (B) the Registration Statement, including the documents incorporated by reference therein, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus, including the documents incorporated by reference therein, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, that the Company makes no representation or warranty as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the Trust Indenture Act or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein.

        (c)   A combined prospectus as referred to in Directive 2003/71/EC of 4 November 2003 ("EU Prospectus Directive") relating to the Offered Securities (the "EU Prospectus") will be approved by the Netherlands Authority for the Financial Markets ("AFM") as competent authority of the home Member State (as defined in the EU Prospectus Directive).

        (d)   Any offering of Offered Securities to the public in the European Economic Area ("EEA") will be made in accordance with the requirements of the EU Prospectus Directive and its implementing rules and regulations (including but not limited to the Netherlands Act on the Supervision of the Securities Trade 1995, as amended, and its implementing rules and regulations ("ASST") and the European Commission Regulation (EC) No 809/2004 ("EU Prospectus Regulation")), including but not limited to the approved EU Prospectus having been made available to the public.

        (e)   On the date of approval of the EU Prospectus relating to the Offered Securities and on the date of each Terms Agreement referred to in Section 3, the EU Prospectus (A) will contain all information which, according to the particular nature of the issuer and of the securities offered to the public or admitted to trading on a regulated market, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses, and prospects of the issuer and of the rights attaching to such securities, (B) will conform in all material respects to the requirements of the ASST and the EU Prospectus Regulation and (C) will contain no omission likely to affect its import, except that each of the foregoing does not apply to statements in or omissions from the EU Prospectus based upon written information furnished to the Company by any Underwriter specifically for use therein.

        (f)    The Company has been duly incorporated and is an existing limited liability company under the laws of The Netherlands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the EU Prospectus.

        (g)   The Company has full power and authority to authorize, issue and sell the Offered Securities.

        (h)   If the Offered Securities are Debt Securities: (i) the relevant Indenture has been duly authorized and, at the Effective Time of the Registration Statement, has been duly qualified under the Trust Indenture Act; (ii) the Offered Securities will be duly authorized; and (iii) when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as hereinafter defined), the (A) relevant Indenture will have been duly executed and delivered, (B) such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the EU Prospectus, and (C) the relevant Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (i)    If the Offered Securities are Common Shares: the Offered Securities will be duly authorized and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date (as defined below), such Offered Securities will have been validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the EU Prospectus; and the existing pre-emptive rights of the shareholders of the Company in relation to the Offered Securities been validly excluded.

        (j)    If the Offered Securities are Warrants: the Offered Securities will be duly authorized and, when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below), such Offered Securities will have been duly executed and delivered and will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the EU Prospectus, and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (k)   If the Offered Securities are Units: the Offered Securities will be duly authorized and, when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below), such Offered Securities will have been duly executed and delivered and will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the EU Prospectus, and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (l)    If the Offered Securities are convertible into Common Shares: the Offered Securities will be duly authorized and, when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below), the Common Shares initially issuable upon conversion of such Offered Securities will have been duly reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; and the existing pre-emptive rights of the shareholders of the Company in relation to the Offered Securities been validly excluded.

        (m)  If the Offered Securities are Common Shares or are convertible into Common Shares: the outstanding Common Shares are listed on The New York Stock Exchange and Euronext Amsterdam N.V., or such other stock exchange indicated in the Terms Agreement, subject to notice of issuance. If the Offered Securities are Debt Securities and are required to be listed, the Offered Securities will have been approved for listing on the stock exchange indicated in the Terms Agreement, subject to notice of issuance.

        (n)   No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court in the United States or The Netherlands is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the offer and sale of the Offered Securities, except (i) such as have been obtained and made under the Act, the Rules and Regulations, the Trust Indenture Act or the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) such as may be required under U.S. state securities laws, (iii) such as have been obtained and made under the laws of the The Netherlands relating to the offering and sale of securities if the Offered Securities are offered and sold in such jurisdictions, (iv) such as have been obtained and made under the EU Prospectus Directive, the ASST and/or the EU Prospectus Regulation, and (v) if the Offered Securities are listed on an exchange, the admission to trading on such exchange.

        (o)   The execution, delivery and performance by the Company of the relevant Indenture (if the Offered Securities are Debt Securities) and the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts, the consummation of the transactions therein contemplated and, if the Offered Securities are Debt Securities, compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) any statute, rule, regulation or order of any governmental agency or body or any court in the United States or The Netherlands, having jurisdiction over the Company or any of its properties; (ii) any agreement or instrument to which the Company is a party or by which the Company is bound; or (iii) the charter or by-laws of the Company; except in the case of clause (ii), for such breach, violation or default that would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

        (p)   When executed by the Company, the Terms Agreement (including the provisions of this Agreement) and, if applicable, any Delayed Delivery Contracts, will have been duly authorized, executed and delivered by the Company.

        (q)   Except as disclosed in the Registration Statement, the Prospectus and the EU Prospectus, there are no pending, or to the Company's knowledge, threatened, actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture (if the Offered Securities are Debt Securities), the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contracts.

        (r)   The financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the EU Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States or International Financial Reporting Standards, as the case may be, applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the EU Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

        (s)   Except as disclosed in the Prospectus and the EU Prospectus, neither the Company nor any of its subsidiaries, is in violation of any applicable statute, rule, regulation, or written and final decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), or is in receipt of any pending written claim pursuant to any Environmental Laws, which violation or claim would individually or in the aggregate have a Material Adverse Effect.

        (t)    Neither the Company nor any of its subsidiaries subsequent to the date of their acquisition by the Company has violated any applicable provision of the Foreign Corrupt Practices Act of 1977 or the rules and regulations promulgated thereunder.

        (u)   Except as disclosed in the Prospectus and the EU Prospectus, subsequent to the respective dates as of which information is given in the Prospectus and the EU Prospectus, there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

        (v)   The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application by the Company of the proceeds thereof as described in the Prospectus and the EU Prospectus, will not be required to register as an "investment company" under the Investment Company Act of 1940.

        3.     Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("Terms Agreement") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the names of the firm or firms which will be Underwriters, the names of any Representatives, the principal amount or number of Offered Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and (if the Offered Securities are Debt Securities) the terms of the Offered Securities not already specified (in the Indenture, in the case of Offered Securities that are Debt Securities), including, but not limited to, interest rate and maturity (if Debt Securities), any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date as the Underwriter named in the Terms Agreement as the lead underwriter (the "Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement and the EU Prospectus relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities (as defined below) for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus and the EU Prospectus.

        If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount or number of Offered Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters from the Company and the aggregate principal amount or number of Offered Securities to be purchased by each Underwriter from the Company will be reduced pro rata in proportion to the principal amount or number of Offered Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advises the Company. The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount or number of Contract Securities.

        If the Offered Securities are Common Shares, the Offered Securities shall be delivered to the Underwriters on the Closing Date as specified in the Terms Agreement, and if the Offered Securities are Debt Securities, the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in each case in such denominations and registered in such names as the Lead Underwriter requests. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfers to accounts previously designated by the Company at banks acceptable to the Lead Underwriter at the place of payment specified in the Terms Agreement on the Closing Date, against delivery of the Offered Securities.

        If the Offered Securities are Debt Securities and the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC and/or deposited with the common depositary identified in the Terms Agreement (the "Common Depositary"), as custodian for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, société anonyme ("Clearstream"). Interests in any permanent global securities will be held only in book-entry form through DTC and/or Euroclear and Clearstream, except in the limited circumstances described in the Prospectus and the EU Prospectus. Payment for the Offered Securities shall be made against delivery to the Trustee as custodian for DTC and/or to the Common Depositary as custodian for Euroclear and Clearstream of the Global Securities representing all the Offered Securities.

        4.     Certain Agreements of the Company. The Company agrees with the several Underwriters in connection with the offering of the Offered Securities:

        (a)   The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

        (b)   The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement, the Prospectus or the EU Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement, the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof or the institution by the AFM of any order under penalty (last onder dwangsom) refraining the Company from offering securities, and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as reasonably possible its lifting, if issued; provided, however, that nothing in this paragraph shall apply to any report to be filed or furnished to the Commission under (i) the periodic reporting requirements of the Exchange Act except those periodic reports furnished to the Commission and incorporated by reference into the Registration Statement, the Prospectus and the EU Prospectus between the date of a Terms Agreement and the Closing Date with respect to the Offered Securities subject to the Terms Agreement, (ii) the reporting requirements under Euronext Amsterdam regulations and (iii) any communication required under the ASST.

        (c)   If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act, the EU Prospectus Directive or the ASST in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act or to amend the EU Prospectus to comply with the EU Prospectus Directive, the ASST or the EU Prospectus Regulation, the Company will promptly notify the Lead Underwriter of such event and will promptly prepare and file with the Commission and the AFM, at its own expense, an amendment or supplement (which, if permissible under the relevant statute, directive or regulation, may be in a document incorporated by reference) which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

        (d)   The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

        (e)   The Company will furnish to the Representatives any preliminary prospectus supplement, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Lead Underwriter reasonably requests.

        (f)    The Company will furnish to the Representatives copies of each EU Prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the EU Prospectus Directive or the ASST in connection with sales by any Underwriter or dealer, the EU Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Lead Underwriter reasonably requests.

        (g)   The Company will arrange for the qualification of the Offered Securities for sale and, if the Offered Securities are Debt Securities, the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter reasonably designates and will continue such qualifications in effect so long as required for the distribution; provided, that, in no event shall the Company be obligated to (i) qualify as a foreign corporation or as a dealer in respect of doing business in any jurisdiction where it is not now so qualified, (ii) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject or (iii) subject itself to taxation as doing business in any such jurisdiction where it is not now so subject.

        (h)   The Company will pay all reasonable expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of its counsel) in connection with qualification of the Registered Securities for sale and, if the Offered Securities are Debt Securities, any determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may reasonably designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Debt Securities, for any applicable filing fee incident to, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, and for expenses incurred in printing and distributing the Prospectus, the EU Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus or the EU Prospectus to the Underwriters, it being understood that the Underwriters will pay all of their expenses relating to the offer and sale of the Offered Securities, including the fees and expenses of their counsel and the travel expenses of the Underwriters.

        (i)    If the Offered Securities are Common Shares or are convertible into Common Shares, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional Common Shares or securities convertible into or exchangeable or exercisable for any Common Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such aforementioned transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Lead Underwriter (which consent shall not be unreasonably withheld or delayed) for the period specified under "Blackout" in the Terms Agreement, except (i) the issuances and sales by the Company of Common Shares pursuant to such Terms Agreement, (ii) issuances by the Company of Common Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of the Terms Agreement, (iii) grants by the Company of stock options pursuant to the terms of a plan in effect on the date of the Terms Agreement and issuances by the Company of Common Shares pursuant to the exercise of such options, (iv) the filing of any registration statement on Form S-8 covering Common Shares that may be issued under a benefit plan in effect on the date of the Terms Agreement, (v) issuances by the Company of Common Shares in connection with the acquisition of any business, facilities or other assets, including any issuances in connection with employment agreements relating to any such acquisition, or (vi) such other exceptions, if any, as specified in the Terms Agreement.

        (j)    If the Offered Securities are Debt Securities or are convertible into Debt Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional Debt Securities or securities convertible into or exchangeable or exercisable for any Debt Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Debt Securities, whether any such aforementioned transaction is to be settled by delivery of Debt Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Lead Underwriter (which consent shall not be unreasonably withheld or delayed) for the period specified under "Blackout" in the Terms Agreement, except (i) the issuances and sales by the Company of Debt Securities pursuant to such Terms Agreement, (ii) issuances by the Company of Debt Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants in each case outstanding on the date of the Terms Agreement, (iii) issuances and sales by the Company of Debt Securities which mature not more than one year from their date of issue; (iv) issuances by the Company of Debt Securities to any of its subsidiaries; (v) issuances by the Company of Debt Securities in connection with the acquisition of any business, facilities or other assets, including any issuances in connection with employment agreements relating to any such acquisition, or (vi) such other exceptions, if any, as specified in the Terms Agreement; provided, however, nothing in this paragraph shall prevent the Company from entering into or drawing under any credit facilities.

        (k)   The Company will submit or will have submitted all documents required for the offering of the Offered Securities and, to the extent applicable, for the admission of the Offered Securities to trading to the AFM, and, to the extent applicable, for the admission of the Offered Securities to listing to Euronext Amsterdam.

        5.     Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

        (a)   The Representatives shall have received a letter, on or prior to the date of the Terms Agreement, dated the date of delivery thereof, in form and substance reasonably satisfactory to the Representatives, from Deloitte Accountants B.V., independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the Prospectus and the EU Prospectus; provided, that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than five business days prior to the Closing Date.

        (b)   The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be threatened by the Commission.

        (c)   The EU Prospectus shall have been filed with and approved by the AFM.

        (d)   Subsequent to the execution and delivery of the Terms Agreement, there shall not have occurred (i) any material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries except as set forth or contemplated in the Prospectus and the EU Prospectus (each, exclusive of any amendment of supplement thereto); (ii) if the Offered Securities are Debt Securities, any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review with negative implications its rating of any debt securities of the Company; (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or Euronext Amsterdam N.V., or any setting of minimum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on the New York Stock Exchange or Euronext Amsterdam N.V.; (v) any banking moratorium declared by U.S. Federal or New York or Dutch authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or The Netherlands or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or The Netherlands, any declaration of war by Congress or any other national or international calamity or emergency; which, in the case of any of (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii) above, in the reasonable judgment of a majority in interest of the Underwriters including any Representatives, the effect is so material or adverse as to make it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

        (e)   The Representatives shall have received, on the Closing Date, an opinion of Allen & Overy LLP, the Company's Dutch counsel, dated such Closing Date, to the effect that (subject to customary qualifications, assumptions and limitations):

          (i)    the Company has been duly incorporated and is an existing limited liability company under the laws of The Netherlands, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and the EU Prospectus;

          (ii)   the Terms Agreement (including the provisions of this Agreement) and Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

          (iii)  if the Offered Securities are Debt Securities: the Indenture has been duly authorized, executed and delivered by the Company; the Offered Securities have been duly authorized; and the Offered Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered;

          (iv)  if the Offered Securities are Common Shares: the Offered Securities have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus and the EU Prospectus, and the existing pre-emptive rights in relation to the newly issued Commons Shares have been validly excluded;

          (v)   if the Offered Securities are Warrants: the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below), such Offered Securities will have been duly executed and delivered;

          (vi)  if the Offered Securities are Units: the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below), such Offered Securities will have been duly executed and delivered;

          (vii) if the Offered Securities are convertible into Common Shares: the Common Shares initially issuable upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus and the EU Prospectus, and the existing pre-emptive rights in relation to the newly issued Commons Shares have been validly excluded;

          (viii) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court in The Netherlands is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the sale of the Offered Securities, except (i) such as have been obtained and made under the EU Prospectus Directive, the ASST and/or the EU Prospectus Regulation, (ii) the notice requirements to the Dutch Central Bank pursuant to the Act on Foreign Financial Relations (Wet financiële betrekkingen buitenland) 1994 and regulations promulgated thereunder (iii) the notice requirements to the Netherlands Authority for the Financial Markets pursuant to the Act on Disclosure of Holdings in Listed Companies 1996 (Wet Melding Zeggenschap in ter beurze genoteerde vennootschappen 1996), (iv) the reporting requirements set forth in section 46b of the ASST and (v) the registration requirements in respect of such newly issued Common Shares with the competent Trade Register; however, non-observance of these notice and registration requirements does not render the Agreement void, nor does it affect the legality, validity or enforceability of the Agreement or the validity of the Offered Securities;

          (ix)  the execution, delivery and performance of the Indenture (if the Offered Securities are Debt Securities), the Terms Agreement (including the provisions of this Agreement), the consummation of the transactions therein contemplated and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court in The Netherlands having jurisdiction over the Company or any subsidiary of the Company or any of their properties or (ii) the charter or by-laws of the Company; and the Company has full power and authority to authorize, issue and sell the Offered Securities being sold by it as contemplated by the Terms Agreement (including the provisions of this Agreement);

          (x)   the Registration Document has been filed with and approved by the AFM and is valid and (in respect of equity securities) the Securities Note and the Summary Note have been filed with and approved by the AFM and (in respect of Debt Securities) the Final Terms have been filed with the AFM specified in such opinion on the date specified therein;

          (xi)  (A) the choice of law provision set forth in section 14 of this Agreement is valid and binding under the laws of The Netherlands, except (i) to the extent that any term of this Agreement or any provision New York law applicable to this Agreement is manifestly incompatible with the public policy (ordre public) of The Netherlands, and except (ii) that a Dutch court may give effect to mandatory rules of the laws of another (including the Duthc) jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction those rules must be applied, whatever the chosen law; (B) the consent to jurisdiction set forth in Section 14 of this Agreement is valid and binding upon the Company under the laws of The Netherlands, provided however, that such consent does not preclude that claims for provisional measures be brought before the competent court in The Netherlands; (C) in the absence of an applicable treaty between the United States and The Netherlands, a judgment by a U.S. court will not be enforced by the courts in The Netherlands (D) in order to obtain a judgment which is enforceable in The Netherlands the claim must be re-litigated before a competent Dutch court; (E) if the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that the final judgment concerned results from proceedings compatible with Dutch concept of due process, to the extent that the Dutch court is of the opinion that reasonableness and fairness so require, the Dutch court would, in principle, under current practice, recognize the final judgment that has been rendered in the United States and generally grant the same claim without re-litigation on the merits, unless the consequences of the recognition of such judgment contravene public policy in The Netherlands; and (F) it is not certain, however, that these court practices also apply to default judgments;

          (xii) the statements in the Prospectus and the EU Prospectus under the caption "Taxation—Dutch Taxation", insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein; and

          (xiii) no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to The Netherlands or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Underwriters of the Offered Securities.

        Such counsel may also state that, insofar as such opinion involves factual matters, it has relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of The Netherlands, upon the opinions of counsel reasonably satisfactory to the Representatives.

        (f)    The Representatives shall have received, on the Closing Date, an opinion of Shearman & Sterling LLP, the Company's U.S. counsel, dated such Closing Date, to the effect that (subject to customary qualifications, assumptions and limitations):

          (i)    the Terms Agreement (which shall incorporate by reference the provisions of this Agreement) has been duly executed and delivered by the Company under the laws of the State of New York;

          (ii)   if the Offered Securities are Debt Securities: the Indenture has been duly executed and delivered by the Company under the laws of the State of New York and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except no opinion is expressed as to the validity, creation, perfection or priority of any security interest); the Indenture has been duly qualified under the Trust Indenture Act; the Offered Securities other than any Contract Securities have been duly executed by the Company and, when authenticated by the trustee in accordance with the Indenture and delivered and paid for as provided in the Terms Agreement, the Offered Securities other than any Contract Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (except no opinion is expressed as to the validity, creation, perfection or priority of any security interest); the Contract Securities, when executed, authenticated by the trustee, issued and delivered in accordance with the Indenture and sold pursuant to Delayed Delivery Contracts, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (except no opinion is expressed as to the validity, creation, perfection or priority of any security interest); and the statements in the Prospectus and the EU Prospectus under the caption "Description of the Notes", insofar as such statements constitute summaries of the Indenture, fairly summarize in all material respects the Indenture;

          (iii)  if the Offered Securities are Warrants: the Offered Securities have been duly executed by the Company and, when delivered and paid for as provided in the Terms Agreement, the Offered Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

          (iv)  if the Offered Securities are Units: the Offered Securities have been duly executed by the Company and, when delivered and paid for as provided in the Terms Agreement, the Offered Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

          (v)   the Company is not required to register as an "investment company" under the Investment Company Act of 1940, as amended;

          (vi)  the execution and delivery by the Company of each Opinion Document (as such term is defined in such counsel's opinion) to which it is a party do not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not, (A) result in a violation of Generally Applicable Law or (B) result in a breach of or a default under any agreement governed by the law of the State of New York listed in a schedule to such counsel's opinion, except that it is understood that no opinion is given in this paragraph with respect to any U.S. federal or state securities law or any rule or regulation issued pursuant to any U.S. federal or state securities law (for the purpose of this opinion, "Generally Applicable Law" means the federal law of the United States of America and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents (as such term is defined in such counsel's opinion) or the transactions governed by the Opinion Documents; and without limiting the generality of the foregoing definition of Generally Applicable Law, the term "Generally Applicable Law" does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate);

          (vii) such counsel has been informed that the Registration Statement has been declared effective by the Commission on the date specified in such counsel's opinion, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the and no proceedings for such purpose have been initiated or threatened by the Commission;

          (viii) no authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party, except such as have been obtained and are in full force and effect under the Act, the Rules and Regulations, the Exchange Act or, if the Offered Securities are Debt Securities, the Trust Indenture Act, or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Offered Securities;

          (ix)  under the laws of the State of New York relating to submission to jurisdiction, pursuant to Section 14 of this Agreement, the Company has (A) validly submitted to the jurisdiction of the federal courts of the United States of America located in The City of New York and the County of New York and the courts of the State of New York located in The City of New York and the County of New York, for the purposes specified therein and (B) waived any objection to the venue of a proceeding in any such court; and

          (x)   the statements in the Prospectus and the EU Prospectus under the caption "Taxation—United States Taxation", insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

        Such opinion shall additionally state that although such counsel has reviewed and participated in discussions concerning the preparation of the Registration Statement and the Prospectus with certain officers or employees of the Company, with the Company's counsel and auditors, and with the representatives of the Underwriters, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that such counsel cannot and does not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement and the Prospectus, except as set forth in paragraph (ii) and (x) above; subject to the foregoing, such counsel advises that, on the basis of the information such counsel has gained in the course of performing the services referred to above, (1) in its opinion, each of the Registration Statement and the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel expresses no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations; and (2) no facts came to such counsel's attention which gave it reason to believe that (a) the Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel has not been requested to comment), at the time it became effective (or was last amended or deemed to be amended, as applicable) or the date of the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of the Prospectus or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        Such counsel may also state that, insofar as such opinion involves factual matters, it has relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal laws of the United States of America and the laws of the State of New York, upon the opinions of counsel reasonably satisfactory to the Representatives.

        (g)   The Representatives shall have received from Cravath, Swaine & Moore LLP, U.S. counsel for the Underwriters, and Stibbe N.V., Dutch counsel for the Underwriters, such opinion or opinions, dated the Closing Date, as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

        (h)   The Representatives shall have received a letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, from Deloitte Accountants B.V., independent public accountants, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section, except such letter shall use a "cut-off date" not earlier than three business days prior to the Closing Date.

        (i)    The Representatives shall have received a certificate, dated the Closing Date, of the Chief Executive Officer, President or any Vice President and a principal financial or accounting officer of the Company in which such officers, shall state (not in their personal capacity) that, to their knowledge, the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth or contemplated in the Prospectus and the EU Prospectus or as described in such certificate.

        6.     Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter and its directors, officers, partners, members, employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) a EU Prospectus that does not contain all information which, according to the particular nature of the issuer and of the securities offered to the public or admitted to trading on a regulated market, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses, and prospects of the issuer and of the rights attaching to such securities, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein; provided further, however, that such indemnity shall not inure to the benefit of any Underwriter (or its directors, officers, employees, or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities which are the subject thereof if such person did not receive a copy of the Prospectus or EU Prospectus (or the Prospectus or EU Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Offered Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in a preliminary prospectus or prospectus prior to being amended or supplemented was corrected in the Prospectus or EU Prospectus (or the Prospectus or EU Prospectus as amended or supplemented prior to the confirmation of the sale of such Offered Securities to such person) and the Company had previously furnished copies thereof to such Underwriter. In no event shall the Company be liable for indirect or consequential losses.

        (b)   Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any amendment thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus (or any amendment or supplement thereto) or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) a EU Prospectus that does not contain all information which, according to the particular nature of the issuer and of the securities offered to the public or admitted to trading on a regulated market, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses, and prospects of the issuer and of the rights attaching to such securities, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

        (c)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding. However, if such consent, having been requested, is withheld for more than 14 days, the indemnifying party will be entitled to withdraw from the conduct of the defense of such claim. Whether or not the indemnified party reassumes such defense, the indemnified party shall not thereafter be entitled to any indemnity from the indemnifying party in respect of such claim in excess of the amount which would have been payable as a consequence of such proposed settlement, compromise or consent in respect of which such indemnified party has withheld or not given its consent. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

        (d)   If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting any underwriting discounts and commissions but before deducting the Company's expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e)   The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of, and each person, if any, who controls, any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement, and to each person, if any, who controls the Company within the meaning of the Act.

        7.     Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the principal amount or number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount or number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Lead Underwriter and the Company may make arrangements for the purchase of such Offered Securities by other persons, including any of the other Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the principal amount or number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount or number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. If the Offered Securities are Debt Securities, the respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the amounts of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

        8.     Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv), (v), (vi), (vii) or (viii) of Section 5(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        9.     Notices. All communications hereunder will be in writing and, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Mittal Steel Company N.V., 15th Floor, Hofplein 20, 3032 AC Rotterdam, The Netherlands, Facsimile No.: +31 10 217 8850, Attention: Company Secretary, Mr. Henk Scheffer, with a copy to General Counsel's Office, Mr. Simon Evans, at Mittal Steel Company Ltd., 7th Floor, Berkeley Square House, Berkeley Square, London W1J 6DA England, Facsimile No.: +44 20 7629 7993, or if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the person and address so designated in the Terms Agreement.

        10.   Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company identified in the Terms Agreement and such Underwriters as are identified in the Terms Agreement and their respective successors, personal representatives and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

        11.   Representation. Any Representatives will act for the several Underwriters in connection with the transactions contemplated by the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

        12.   Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        13.   Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

        (a)   the Representatives will be retained solely to act as underwriters in connection with the sale of the Company's securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters;

        (b)   the price of the securities to be set forth in the Terms Agreement will be established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding the terms, risks and conditions of the transactions contemplated by this Agreement;

        (c)   it has been advised that any Representative and its affiliates may be engaged in a broad range of transactions which may involve interests that differ from those of the Company and that such Representative will have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

        (d)   it waives, to the fullest extent permitted by law, any claims it may have against any Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that such Representative will have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including its shareholders, employees or creditors.

        14.   Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby. The Company irrevocably appoints Mittal Steel USA ISG Inc. as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 9, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

        The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter thereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter thereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter thereunder.

ANNEX I

(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M.,
New York time, on............................ .........., .......(    ))

DELAYED DELIVERY CONTRACT

        [Insert date of initial offering]

Mittal Steel Company N.V.
c/o Mittal Steel Company N.V.
15th Floor, Hofplein 20
3032 AC Rotterdam
The Netherlands

Gentlemen:

        The undersigned hereby agrees to purchase from Mittal Steel Company N.V., a Dutch limited liability company ("Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert—as of the date hereof, for delivery on            ,    ("Delivery Date"),]

        [$]..............[shares]

—principal amount—of the Company's [Insert title of securities] ("Securities"), offered by the Company's Prospectus dated            ,    and a Prospectus Supplement dated                        ,    relating thereto, receipt of copies of which is hereby acknowledged, at—% of the principal amount thereof plus accrued interest, if any,—$    per share plus accrued dividends, if any,—and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

        [If two or more delayed closings, insert the following:

        The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the—principal—amounts set forth below:

Principal Amount

Number
Delivery Date of Shares

        .............................................. ..............

        .............................................. ..............

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

        Payment for the Securities that the undersigned has agreed to purchase for delivery on—the—each—Delivery Date shall be made to the Company or its order in Federal (same day) funds by certified or official bank check or wire transfer to an account designated by the Company, at the office of                        at     A.M. on—the—such—Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned—for delivery on such Delivery Date—in definitive [If debt issue, insert—fully registered] form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to—the—such—Delivery Date.

        It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on—the—each—Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at—the—such—Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total—principal amount—number of shares—of the Securities less the—principal amount—-number of shares—thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

        Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by—a copy—copies—of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

        This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

        It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

Yours very truly,

..............................................................................
(Name of Purchaser)

By .........................................................................

...........................................................................
(Title of Signatory)

...........................................................................

...........................................................................
(Address of Purchaser)

Accepted, as of the above date.

MITTAL STEEL COMPANY N.V.

By ........................................................................
 [Insert Title]

QuickLinks

MITTAL STEEL COMPANY N.V. Debt Securities Class A Common Shares Warrants Units
FORM OF UNDERWRITING AGREEMENT
DELAYED DELIVERY CONTRACT